Exhibit 99.1

Contact:	Susan E. Moss
Senior Vice President, Marketing and Communications
(502) 596-7296

KINDRED ACQUIRES CENTERRE HEALTHCARE

Creates One of Nation’s Largest Networks of Inpatient Rehabilitation Hospitals

and Significantly Expands Kindred’s Continuum of Services

Kindred Establishes New Growth Platform, Kindred Hospital Rehabilitation Services

LOUISVILLE, Ky. (January 2, 2015) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that it has completed the previously announced acquisition of Centerre Healthcare Corporation (“Centerre”), a national company dedicated to operating Inpatient Rehabilitation Hospitals, for a purchase price of approximately $195 million in cash.

Centerre currently operates 11 Inpatient Rehabilitation Hospitals with 612 beds in partnership with some of the nation’s leading acute care hospital systems through joint ventures. Centerre has two additional hospitals with a total of 90 beds under construction and scheduled to open in 2015, and a pipeline of additional potential hospitals in various stages of development.

Centerre’s Inpatient Rehabilitation Hospitals are geographically aligned with five targeted Kindred Integrated Care Markets. The addition of Centerre’s portfolio to Kindred’s five Inpatient Rehabilitation Hospitals, and its 102 hospital-based acute rehabilitation units (“ARUs”) (certified as Inpatient Rehabilitation Facilities) managed by Kindred’s RehabCare division, will make Kindred one of the largest operators of Inpatient Rehabilitation Hospitals in the nation.

With this acquisition, Kindred establishes a focused growth platform, and business line, known as Kindred Hospital Rehabilitation Services, which combines the strengths of RehabCare, Kindred’s Rehabilitation Hospitals and Centerre. The business operates in 36 states in 384 locations and will continue to operate under Kindred’s RehabCare Division. Kindred Hospital Rehabilitation Services will be guided by a shared set of core competencies focused on providing the highest quality, clinical outcomes and patient satisfaction as well as improved care transitions to home for patients in need of intensive rehabilitation.

“We are pleased to acquire Centerre, which enhances Kindred’s strategy to collaborate with healthcare networks, managed care providers, and other health entities in local markets to best meet patient needs, reduce costs and improve clinical outcomes,” said Benjamin A. Breier, Kindred’s President and Chief Operating Officer. “We welcome Centerre’s 1,600 dedicated employees to our team.”

“By adding Centerre’s locations to our current rehabilitation hospital portfolio, we build on our Continue the Care strategy and strengthen our Mission of making recovery and a return to home and wellness possible for thousands of patients across America,” said Paul J. Diaz, Kindred’s Chief Executive Officer. “This transaction also enhances our position as one of the nation’s premier providers of inpatient rehabilitation.”

Advisors

Waller Lansden Dortch & Davis acted as legal advisor and Hancock, Daniel, Johnson & Nagle, P.C. served as special counsel to Kindred.

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300         www.kindredhealthcare.com

Kindred Acquires Centerre Healthcare

January 2, 2015

Cain Brothers served as financial advisor to Centerre and Bradley Arant Boult Cummings LLP served as Centerre’s legal advisor.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of the Company, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans with respect to Centerre to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $5 billion and approximately 62,600 employees in 47 states. At September 30, 2014, Kindred through its subsidiaries provided healthcare services in 2,376 locations, including 97 transitional care hospitals, five inpatient rehabilitation hospitals, 99 nursing centers, 22 sub-acute units, 152 Kindred at Home hospice, home health and non-medical home care locations, 102 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,899 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

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